ACV Announces First Quarter 2025 Results
Strong Revenue Growth with Adjusted EBITDA Exceeding High-End of Guidance
Reiterates 2025 Guidance
•First quarter revenue of $183 million
•First quarter GAAP net income (loss) of ($15) million
•First quarter non-GAAP net income of $7 million
•First quarter Adjusted EBITDA of $14 million
•Expects 2025 revenue of $765 million to $785 million, growth of 20% to 23% YoY, GAAP net income (loss) of ($60) million to ($50) million and Adjusted EBITDA of $65 million to $75 million

BUFFALO, May 7, 2025 — ACV (NYSE: ACVA), a leading digital automotive marketplace and data services partner for dealers and commercial clients, today reported results for its first quarter ended March 31, 2025.
“We are very pleased with our first quarter results. We delivered strong revenue growth and Adjusted EBITDA above the high-end of our guidance range, along with continued margin expansion. ACV's leading market position resulted in additional share gains, our suite of dealer solutions gained further market traction, and we executed on initiatives to support our commercial wholesale strategy,” said George Chamoun, CEO of ACV.

“The dealer wholesale market grew modestly year-over-year during the quarter, but remained well below historical levels primarily due to the ongoing shortage of used vehicle inventory, and also challenging market conditions in February. While there are evolving crosscurrents in the macroeconomic environment, we believe ACV remains well positioned to deliver sustainable growth in dealer wholesale, execute on our emerging commercial wholesale strategy, and scale our business model,” concluded Chamoun.
First Quarter 2025 Highlights
•Revenue of $183 million, an increase of 25% year over year
•Marketplace and Service Revenue of $166 million, an increase of 28% year over year
•Marketplace GMV of $2.6 billion, an increase of 13% year over year
•Marketplace Units of 208,025, an increase of 19% year over year
•GAAP net income (loss) of ($15) million, compared to GAAP net income (loss) of ($20) million in the first quarter of 2024.
•Non-GAAP net income of $7 million, compared to non-GAAP net income (loss) of $1 million in the first quarter of 2024.
•Adjusted EBITDA of $14 million, compared to Adjusted EBITDA of $4 million in the first quarter of 2024

Second Quarter and Full-Year 2025 Guidance
Based on information as of today, ACV is providing the following guidance:
•Second Quarter of 2025:

oTotal revenue of $193 million to $198 million, an increase of 20% to 23% year over year
oGAAP net income (loss) of ($13) million to ($11) million
oNon-GAAP net income of $11 million to $13 million
oAdjusted EBITDA of $18 million to $20 million
•Full-Year 2025:
oTotal revenue of $765 million to $785 million, an increase of 20% to 23% year over year
oGAAP net income (loss) of ($60) million to ($50) million
oNon-GAAP net income of $33 million to $43 million
oAdjusted EBITDA of $65 million to $75 million
Our financial guidance includes the following assumptions:
•The dealer wholesale market is expected to be approximately flat year over year in 2025.
•Conversion rates and wholesale price depreciation expected to follow normal seasonal patterns.
•2025 Revenue growth is expected to outpace Non-GAAP Operating Expense growth (excluding Cost of Revenue and Depreciation and Amortization) by approximately 500 basis points.
•Second quarter non-GAAP net income guidance excludes approximately $20 million of stock-based compensation expense and approximately $3 million of intangible amortization.
•Full-year non-GAAP net income guidance excludes approximately $74 million of stock-based compensation expense and $10 million of intangible amortization.
ACV’s First Quarter Results Conference Call
ACV will host a conference call and live webcast today, May 7, 2025, at 5:00 p.m. ET to discuss the financial results. To access the live conference call participants are invited to dial 877-704-4453 (international callers please dial 1-201-389-0920) approximately 10 minutes prior to the start of the call. A live webcast and replay of the call will be available on the Company’s investor relations website at https://investors.acvauto.com/. Participants are encouraged to join the webcast unless asking a question.
About ACV Auctions
ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling and managing used vehicles with transparency and comprehensive insights that were once unimaginable. ACV offerings include ACV Auctions, ACV Transportation, ACV Capital, ACV MAX, True360, and ClearCar.
For more information about ACV, visit www.acvauto.com.
Information About Non-GAAP Financial Measures
ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.
Non-GAAP Financial Measures
Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.
We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; and other one-time non-recurring items, when applicable, such as acquisition-related and restructuring expenses.
Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating income and expenses, including interest income and expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us,(7) it does not include the amortization of acquired intangible assets but it does include the revenue that these acquired intangible assets contribute to the enterprise, and (8) it does not reflect other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.
Non-GAAP net income (loss), and non-GAAP operating expenses, are financial measures that are not presented in accordance with GAAP, provide investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our continuing operations.

We define non-GAAP net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. We define non-GAAP operating expenses as operating expenses adjusted to exclude the same items that are excluded from non-GAAP net income (loss).

In the calculation of non-GAAP net income (loss) and non-GAAP operating expenses we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
We exclude amortization of acquired intangible assets from the calculation of non-GAAP net income (loss) and non-GAAP operating expenses. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.

Non-GAAP net income (loss) and non-GAAP operating expenses are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) they do not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and non-GAAP net income (loss) and non-GAAP net income do not reflect these capital expenditures; (3) they do not consider the impact of any contingent consideration liability valuation adjustments; (4) they do not include the amortization of acquired intangible assets but non-GAAP net income (loss) does include the revenue that these acquired intangible assets contribute to the enterprise; and (5) they do not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of non-GAAP net income (loss) and non-GAAP operating expenses may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP net income (loss) and non-GAAP operating expenses in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider non-GAAP net income (loss) and non-GAAP operating expenses alongside other financial measures, including our net loss, operating expenses, and other results stated in accordance with GAAP.

Information About Operating and Financial Metrics
We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.
Operating and Financial Metrics
Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Unit transactions. We believe that Marketplace GMV acts as an indicator of our success, signaling satisfaction of dealers and buyers, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted within the applicable period, excluding any auction and ancillary fees.
Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth quarter of 2024 and the full year of 2024. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.
The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our marketplace platform; (5) general market, political, economic, and business conditions including any possible impact from new, reinstated or adjusted tariffs; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) our ability to successfully introduce new products and services; (9) breaches in our security measures, unauthorized access to our marketplace platform, our data, or our customers’ or other users’ personal data; (10) risk of interruptions or performance problems associated with our products and platform capabilities; (11) our ability to adapt and respond to rapidly changing technology or customer needs; (12) our ability to compete effectively with existing competitors and new market entrants; (13) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (14) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations; and (15) the impact of such economic conditions in the wholesale dealer market included in our guidance for the second quarter of 2025 and full year 2025, and the related impact on the performance of our marketplace and our operating expenses, stock-based compensation expense and intangible amortization. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com
Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2025	2024
Revenue:
Marketplace and service revenue	$165,937	$129,814
Customer assurance revenue	16,760	15,875
Total revenue	182,697	145,689
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	69,402	55,693
Customer assurance cost of revenue (excluding depreciation & amortization)	13,977	12,814
Operations and technology	44,190	38,069
Selling, general, and administrative	59,018	53,853
Depreciation and amortization	10,541	7,787
Total operating expenses	197,128	168,216
Loss from operations	(14,431)	(22,527)
Other income (expense):
Interest income	1,889	3,031
Interest expense	(1,910)	(535)
Total other income (expense)	(21)	2,496
Loss before income taxes	(14,452)	(20,031)
Provision for income taxes	365	440
Net loss	$(14,817)	$(20,471)
Weighted-average shares - basic and diluted	168,347	162,890
Net loss per share - basic and diluted	$(0.09)	$(0.13)

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$291,885	$224,065
Marketable securities	49,927	46,036
Trade receivables (net of allowance of $5,500 and $6,372)	243,645	168,770
Finance receivables (net of allowance of $4,550 and $4,191)	156,714	139,045
Other current assets	17,724	15,281
Total current assets	759,895	593,197
Property and equipment (net of accumulated depreciation of $5,556 and $5,227)	8,468	7,625
Goodwill	181,431	180,478
Acquired intangible assets (net of amortization of $31,947 and $28,972)	88,278	90,816
Capitalized software (net of amortization of $45,404 and $38,499)	72,095	68,571
Other assets	42,172	43,462
Total assets	$1,152,339	$984,149
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$470,327	$345,605
Accrued payroll	13,087	16,725
Accrued other liabilities	23,681	18,836
Total current liabilities	507,095	381,166
Long-term debt	166,500	123,000
Other long-term liabilities	39,174	39,979
Total liabilities	712,769	544,145
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock	—	—
Common Stock - Class A	171	168
Common Stock - Class B	—	—
Additional paid-in capital	958,047	944,891
Accumulated deficit	(517,132)	(502,315)
Accumulated other comprehensive loss	(1,516)	(2,740)
Total stockholders' equity	439,570	440,004
Total liabilities and stockholders' equity	$1,152,339	$984,149

ACV AUCTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three months ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(14,817)	$(20,471)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,547	7,802
Stock-based compensation expense, net of amounts capitalized	16,574	14,830
Provision for bad debt	1,603	2,097
Other non-cash, net	704	356
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	(75,714)	(33,676)
Other operating assets	(2,616)	(289)
Accounts payable	122,834	68,217
Other operating liabilities	7,509	4,109
Net cash provided by operating activities	66,624	42,975
Cash Flows from Investing Activities
Net increase in finance receivables	(17,276)	(1,047)
Purchases of property and equipment	(1,346)	(1,075)
Capitalization of software costs	(8,731)	(7,513)
Purchases of marketable securities	(10,153)	(2,902)
Maturities and redemptions of marketable securities	6,638	30,030
Sales of marketable securities	—	70,020
Acquisition of businesses (net of cash acquired)	—	(108,453)
Net cash used in investing activities	(30,868)	(20,940)
Cash Flows from Financing Activities
Proceeds from long term debt	100,000	190,000
Payments towards long term debt	(56,500)	(180,000)
Proceeds from exercise of stock options	382	2,401
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(11,808)	(7,090)
Other financing activities	(42)	(23)
Net cash provided by financing activities	32,032	5,288
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	32	(49)
Net increase in cash, cash equivalents, and restricted cash	67,820	27,274
Cash, cash equivalents, and restricted cash, beginning of period	224,065	182,571
Cash, cash equivalents, and restricted cash, end of period	$291,885	$209,845

The following table presents a reconciliation of non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended March 31,
	2025	2024
Net income (loss)	$(14,817)	$(20,471)
Stock-based compensation	16,574	14,830
Amortization of acquired intangible assets	2,773	2,213
Amortization of capitalized stock based compensation	1,463	928
Acquisition-related costs	403	2,120
Litigation-related costs (1)	1,100	1,553
Other	—	45
Non-GAAP Net income (loss)	$7,496	$1,218

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended March 31,
	2025	2024
Adjusted EBITDA Reconciliation
Net income (loss)	$(14,817)	$(20,471)
Depreciation and amortization	10,546	7,802
Stock-based compensation	16,574	14,830
Interest expense (income)	21	(2,496)
Provision for income taxes	365	440
Acquisition-related costs	403	2,120
Litigation-related costs (1)	1,100	1,553
Other	(284)	494
Adjusted EBITDA	$13,908	$4,272

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance

The following table presents a reconciliation of Non-GAAP total operating expenses (excluding cost of revenue) to GAAP total operating expenses, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended March 31,
	2025	2024
Total operating expenses	$197,128	$168,216
Non-GAAP Adjustments:
Marketplace and service cost of revenue (excluding depreciation & amortization)	69,402	55,693
Customer assurance cost of revenue (excluding depreciation & amortization)	13,977	12,814
Stock-based compensation	16,269	14,580
Amortization of acquired intangible assets	2,773	2,213
Amortization of capitalized stock-based compensation	1,463	928
Acquisition-related costs	403	2,120
Other	1,100	1,598
Non-GAAP Total operating expenses (excluding cost of revenue)	$91,741	$78,270

The following table presents a reconciliation of non-GAAP net income (loss) to GAAP net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in millions):

	Three months ended June 30, 2025	Year ended December 31, 2025
Non-GAAP net income (loss) to net income (loss) guidance Reconciliation
Net income (loss)	($13) - ($11)	($60) - ($50)
Non-GAAP Adjustments:
Stock-based compensation	$20	$74
Intangible amortization	$3	$10
Amortization of capitalized stock-based compensation	$2	$7
Other	—	$2
Non-GAAP net income	$11 - $13	$33 - $43